                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A



                       AMENDMENT NO. 1 TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported):  January 31, 1997

                            ARGYLE TELEVISION, INC.

            (Exact name of registrant as specified in its charter)


         DELAWARE                   0-27000                 74-2717523
(State or other jurisdiction      (Commission            (I.R.S. Employer
    of incorporation)             File Number          Identification Number)


            200 Concord Plaza, Suite 700, San Antonio, Texas  78216
                   (Address of principal executive offices)


                                (210) 828-1700
                         (Registrant's Telephone No.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

          As previously reported on the Company's Current Report Form 8-K dated January 31, 1997 (which is being amended by this Amendment No.1), on that date the Company completed its exchange with Gannett Co., Inc. ("Gannett") of the Company's WZZM-TV, the ABC affiliate in Grand Rapids, Michigan, and WGRZ-TV, the NBC affiliate in Buffalo, New York, for Gannett's WLWT-TV, the NBC affiliate in Cincinnati, Ohio ("WLWT"), and KOCO-TV, the ABC affiliate in Oklahoma City, Oklahoma ("KOCO"). As part of that exchange, the Company also paid Gannett $20 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         ------------------------------------------------------------------

         a.  Financial Statements.
             --------------------

             Set forth below are the Report of Independent Accountants, Combined Balance Sheets at December 31, 1995 and December 29, 1996, the Combined Statements of Operations for the years ended December 25, 1994, December 31, 1995 and December 29, 1996, and the Combined Statements of Cash Flows for the years ended December 25, 1994, December 31, 1995, and December 29, 1996 for the Selected Gannett Television Stations (as defined in Note 1 thereto). Also set forth below are the Report of Independent Accountants, Balance Sheets at December 31, 1994 and December 3, 1995 the Statements of Operations for the year ended December 31, 1994 and the period from January 1, 1995 through December 3, 1995, and the Statements of Cash Flows for the year ended December 31, 1994 and the period from January 1, 1995 through December 3, 1995 for Multimedia Entertainment, Inc. (d/b/a WLWT-TV), subsidiary of Multimedia, Inc.

                                   [LOGO OF PRICE WATERHOUSE LLP APPEARS HERE]

SELECTED GANNETT
TELEVISION STATIONS
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND DECEMBER 29, 1996

               [LETTERHEAD OF PRICE WATERHOUSE LLP APPEARS HERE]


                       REPORT OF INDEPENDENT ACCOUNTANTS


February 7, 1997

To the Board of Directors and Shareholders of Gannett Co., Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Selected Gannett Television Stations (as defined in Note 1) at December 31, 1995 and December 29, 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 29, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

SELECTED GANNETT TELEVISION STATIONS
COMBINED BALANCE SHEETS
(in thousands, except share data)
--------------------------------------------------------------------------------

                                                     December 31,  December 29,
                                                        1995          1996
                                                      --------      --------
ASSETS
Current assets
 Cash                                                 $    292      $    113
 Accounts receivable, net of allowance
  for doubtful accounts of $439 and $415                10,100        10,457
 Program rights                                          2,543         2,356
 Prepaid expenses and other current assets                  74           122
                                                      --------      --------
   Total current assets                                 13,009        13,048

Intercompany receivable from Parent                        855        19,194
Program rights, net of current portion                     170           140
Property and equipment, net                             28,082        26,535
Intangible assets, net                                 102,684       100,264
                                                      --------      --------
                                                      $144,800      $159,181
                                                      ========      ========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
 Cash overdraft                                       $    207      $    355
 Accounts payable                                          671           603
 Accrued expenses                                        1,670         1,948
 Income tax payable to Parent                            1,760         7,499
 Program rights payable                                  2,694         2,502
                                                      --------      --------
   Total current liabilities                             7,002        12,907

Deferred tax liability to Parent                         7,643         7,553

Commitments and contingencies

Shareholder's equity
 Common stock of KOCO-TV, $10 par value,
  50,000 shares authorized, issued
  and outstanding                                          500           500
 Common stock of WLWT-TV, $1,000 par value,
  1 share authorized, issued and outstanding                 1             1
 Additional paid-in capital                            122,360       122,360
 Retained earnings                                       7,294        15,860
                                                      --------      --------
   Total shareholder's equity                          130,155       138,721
                                                      --------      --------
                                                      $144,800      $159,181
                                                      ========      ========

            The accompanying notes are an integral part of these
                        combined financial statements.

SELECTED GANNETT TELEVISION STATIONS
COMBINED STATEMENTS OF OPERATIONS
(in thousands)
-------------------------------------------------------------------------------

                                             For the Years Ended
                                   December 25,  December 31,  December 29,
                                       1994          1995          1996
                                   ------------  ------------  ------------

Revenues, net                           $18,572       $20,397       $50,088

Expenses

 Station operating expenses              10,143        11,330        24,933
 Amortization of program rights           3,464         2,160         3,396
 Depreciation and amortization              823         1,247         4,701
                                        -------       -------       -------
                                         14,430        14,737        33,030

Station operating income                  4,142         5,660        17,058

 Corporate general and
  administrative expenses                   363         2,463         1,083
                                        -------       -------       -------

Operating income before taxes             3,779         3,197        15,975

 Provision for income taxes               1,530         1,819         7,409
                                        -------       -------       -------
Net income                                2,249         1,378         8,566

Retained earnings at beginning
 of period                                3,667         5,916         7,294
                                        -------       -------       -------
Retained earnings at end of period      $ 5,916       $ 7,294       $15,860
                                        =======       =======       =======

              The accompanying notes are an integral part of the
                        combined financial statements.

SELECTED GANNETT TELEVISION STATIONS
COMBINED STATEMENTS OF CASH FLOWS
(in thousands)
--------------------------------------------------------------------------------

                                                            For the Years Ended
                                                December 25,   December 31,   December 29,
                                                    1994           1995           1996
                                                -------------  -------------  -------------

Cash flows from operating activities
Net income                                           $ 2,249        $ 1,378       $  8,566
 Adjustments to reconcile net income to
   net cash provided by operating activities
 Depreciation                                            823          1,040          2,281
 Amortization of intangible assets                         -            207          2,420
 Amortization of program rights                        3,464          2,160          3,396
 Payments on program rights payable                   (2,496)        (2,292)        (3,369)
 Provision for bad debts                                   -              -             78
 Deferred income tax expense (benefit)                     -             59            (90)
 Changes in operating assets and liabilities
  (Increase) decrease in accounts receivable            (140)           400           (435)
  (Increase) in other assets                               -            (47)           (50)
  Increase (decrease) in accounts payable
   and cash overdraft                                    436           (607)            80
  Increase (decrease) in accrued expenses               (266)          (394)           278
  Increase in income tax payable to Parent               444            230          5,739
                                                     -------        -------       --------
   Net cash provided by operating activities           4,514          2,134         18,894

Cash flows used in investing activities
 Purchases of property and equipment                  (1,543)          (992)          (734)

Cash flows used in financing activities
 Net funds remitted to Parent                         (2,815)        (1,020)       (18,339)
                                                     -------        -------       --------
Increase (decrease) in cash                              156            122           (179)

Cash at beginning of period                                -            170            292
                                                     -------        -------       --------
Cash at end of period                                $   156        $   292       $    113
                                                     =======        =======       ========
Supplemental cash flow information
 Program rights acquired through assumption
  of program rights payable                          $ 2,324        $ 1,588       $  3,228
                                                     =======        =======       ========

             The accompanying notes are an integral part of these
                        combined financial statements.

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The combined financial statements include the operations of two of Gannett Co., Inc.'s (Gannett or the Parent) wholly-owned television stations, Multimedia Entertainment, Inc., d.b.a. WLWT-TV, an NBC affiliate in Cincinnati, Ohio and Combined Communications Corporation of Oklahoma, Inc., d.b.a. KOCO-TV, an ABC affiliate in Oklahoma City, Oklahoma (the Selected Gannett Television Stations or the Stations). WLWT-TV was acquired by Gannett on December 4, 1995 as part of the acquisition of Multimedia, Inc. The acquisition has been accounted for as a purchase combination in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", whereby approximately $120 million of the total $2.3 billion cost to acquire Multimedia, Inc. was allocated to WLWT-TV based on relative fair value. As a result, the accompanying combined financial statements include the operations of WLWT-TV from the date of acquisition (December 4, 1995) through December 29, 1996. KOCO-TV was acquired by Gannett as part of the merger with Combined Communications Corporation in a pooling of interests transaction in 1979. The Stations' principal business is the airing of network programming and the production of local news and entertainment programming, and the sale of advertising time during such programming to local, regional and national advertisers.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FISCAL YEAR
     The Stations' fiscal year is the same as Gannett, which ends on the last Sunday of each calendar year. The Stations' 1994, 1995 and 1996 fiscal years ended on December 25, December 31, and December 29, respectively, and encompassed 52, 53 and 52 weeks, respectively.

     REVENUE RECOGNITION
     Advertising revenues, net of agency and national representatives' commissions, are recognized in the period during which the time spots are aired.

     CONCENTRATION OF CREDIT RISK
     A significant portion of the Stations' accounts receivable is due from local, regional and national advertising agencies.

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     PROGRAM RIGHTS AND PROGRAM RIGHTS PAYABLE
     Program rights, primarily in the form of syndicated programs, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Program rights are amortized over the lives of the underlying contracts using either the straight-line or per-play method, whichever is greater. Program rights expected to be amortized within one year are classified as current.

     Program rights payable represent the gross amounts to be paid to program suppliers over the life of the contracts. Program rights payable at December 31, 1995 and December 29, 1996 are carried at amounts which approximate fair value based on the short term maturities. The portion of program rights payable within one year is classified as current.

     PROGRAM BARTER TRANSACTIONS
     The Stations barter advertising time for certain program rights. These transactions are recorded at the estimated fair value of the program rights received or the advertising time rendered, whichever is more readily available. Revenue is recognized when advertisements are aired; expenses are recognized when the program rights are broadcast.

     PROPERTY AND EQUIPMENT
     Property and equipment is stated on the basis of cost or estimated fair value at the date of acquisition. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

           Buildings and improvements      10-40 years
           Leasehold improvements          Remaining life of the lease
           Broadcast equipment             4-6 years
           Furniture and fixtures          5-7 years

     INTANGIBLE ASSETS
     Intangible assets consist principally of FCC license, network affiliation and the excess purchase price over the fair value of net assets acquired at acquisition date. Intangible assets acquired after October 31, 1970 are being amortized on a straight-line basis over forty years. Goodwill in the amount of $6,090,784 at KOCO-TV was acquired prior to October 31, 1970 and is not being amortized.

     The Stations periodically evaluate the realizability of intangible assets. The Stations believe that no impairment exists at December 29, 1996.

     INCOME TAXES
     The Stations' operating results are included in the consolidated tax returns of the Parent. Income tax expense has been allocated by the Parent by applying the statutory rates to the Stations' pre-tax income. Deferred tax assets and liabilities are allocated by the Parent based on the estimated future tax effects of differences between financial reporting and tax bases of the Stations' assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                       December 31,     December 29,
                                           1995             1996
                                       ------------     ------------

     Land and improvements                $    754         $    754
     Buildings and improvements              9,150            9,255
     Broadcast equipment                    27,574           27,029
     Furniture and fixtures                  1,146            1,161
                                          --------         --------
                                            38,624           38,199
     Less accumulated depreciation         (10,855)         (11,725)
                                          --------         --------
                                            27,769           26,474
     Construction in progress                  313               61
                                          --------         --------
                                          $ 28,082         $ 26,535
                                          ========         ========

4.   INTANGIBLE ASSETS

     Intangible assets consist of the following (in thousands):

                                      December 31,   December 29,
                                          1995           1996
                                      -------------  -------------

     WLWT-TV                              $ 96,800       $ 96,800
     KOCO-TV                                 6,091          6,091
                                          --------       --------
                                           102,891        102,891
     Less accumulated amortization            (207)        (2,627)
                                          --------       --------
                                          $102,684       $100,264
                                          ========       ========

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                                       December 31,  December 29,
                                           1995          1996
                                       ------------  ------------

     Salaries and employee benefits          $  619        $  894
     Vacation                                   364           364
     Music license fees                         199           199
     Legal                                      128           175
     Other                                      360           316
                                             ------        ------
                                             $1,670        $1,948
                                             ======        ======

6.   EMPLOYEE BENEFIT PLANS

     PENSION PLANS
     Employees of WLWT-TV are eligible for a noncontributory pension plan which covers substantially all non-union employees of the Station who meet age and service requirements. The pension plan provides defined benefits that are based on years of credited service, average compensation and the primary social security benefit. Expenses of this plan related to WLWT-TV are allocated to the Station and are recorded through the intercompany account. Expenses recorded in fiscal year 1996 were approximately $469,000.

     The Pension Plan for Hourly-Rated Employees of Multimedia Entertainment, Inc. is a defined benefit plan which provides benefits to eligible union employees of WLWT-TV. As of the latest actuarial valuation date (January 1, 1996) the accumulated benefit obligation exceeded the fair value of plan assets by $173,109. The pension obligation has been reflected in the accompanying financial statements in accrued expenses.

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The following table sets forth the amounts recognized as pension expense in the Station's financial statements for fiscal years 1995 and 1996 (in thousands):

                                     1995    1996
                                    ------  ------

    Service cost                    $  16   $  25
    Interest cost                      67      69
    Actual return on plan assets      (58)    (84)
    Other components                    9      15
                                    -----   -----
    Net pension expense             $  34   $  25
                                    =====   =====

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8% in 1995 and 7.125% in 1996. The expected long-term rate of return on assets was 8% in 1995 and 10% in 1996.

     Employees of KOCO-TV are eligible for various retirement and profit sharing plans, provided by Gannett, under which substantially all full-time employees are covered. Benefits under the Gannett Retirement Plan, a defined benefit pension plan, are based on years of service and final average pay. KOCO-TV's pension expense was approximately $241,600, $251,300 and $261,400 in fiscal years 1994, 1995, and 1996, respectively.


     THRIFT PLANS
     Eligible employees of WLWT-TV may participate in a salary deferral thrift plan. The Parent matches contributions by employees up to 2% of their salaries. Expenses allocated by the Parent to WLWT-TV were approximately $4,000 and $52,000, respectively, in the period from December 4, 1995 through December 31, 1995, and for fiscal year 1996.

     Employees (other than those covered by a collective bargaining agreement) of KOCO-TV who are scheduled to work at least 1,000 hours during each year of employment may participate in Gannett's 401(k) Savings Plan. Most employees are eligible to participate in the Plan. Expenses allocated by the Parent were approximately $31,000, $27,000 and $28,000 in fiscal years 1994, 1995 and 1996, respectively.

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   RELATED PARTY TRANSACTIONS

     Corporate general and administrative expenses are allocated through the intercompany accounts to the Stations by the Parent. Such costs consist of administrative salaries, interest and other costs related to corporate overhead. These costs are allocated to the Stations each year based on the relative revenue at the Stations compared to the Parent's consolidated revenues, which management believes is a reasonable method of allocation. Amounts allocated are not necessarily indicative of the costs which would be required to operate the Stations on a stand-alone basis.

     Excess cash on hand at the Stations is transferred through the intercompany accounts to the Parent on a daily basis. No interest income on these amounts has been recorded in the accompanying financial statements.

     During fiscal year 1996, the Stations made payments of approximately $475,000 for program rights purchased from a subsidiary of the Parent.


8.   COMMITMENTS AND CONTINGENCIES

     The Stations have operating lease agreements which expire on various dates through 2000. Future minimum annual payments due under the noncancellable operating leases as of December 29, 1996 are as follows (in thousands):

            1997                             $31
            1998                              24
            1999                              12
            2000                               8
                                             ---
                                              75
            Less sublease income             (52)
                                             ---
                                             $23
                                             ===

     Total rent expense, including cancellable and noncancellable operating leases, was $100,043, $87,805 and $111,896 for fiscal years 1994, 1995 and
     1996, respectively.

SELECTED GANNETT TELEVISION STATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Stations have employment contracts with certain talent at the Stations which expire in twelve to eighteen months. The Stations have committed to pay approximately $1.7 million in 1997 on these contracts.

     At December 29, 1996, the Stations have executed contracts for program rights totaling approximately $6.5 million. As the broadcast license period has not yet begun, the asset and related liability are not recorded at December 29, 1996.

     The Stations are party to various legal proceedings. In the opinion of management, all such matters are adequately covered by insurance or if not so covered would not have a significant effect on the financial position or results of operations of the Stations if disposed of unfavorably.


9.   SUBSEQUENT EVENT

     On November 20, 1996, Argyle Television, Inc. (Argyle) entered into an asset exchange agreement with Gannett to exchange Argyle's WZZM-TV, the ABC affiliate television station in Grand Rapids, Michigan, and WGRZ-TV, the NBC affiliate television station in Buffalo, New York, plus certain other consideration, for WLWT-TV and KOCO-TV. This transaction became effective on January 31, 1997.

                                     [LOGO OF PRICE WATERHOUSE LLP APPEARS HERE]

MULTIMEDIA
ENTERTAINMENT, INC.
D.B.A WLWT-TV
(A SUBSIDIARY OF MULTIMEDIA, INC.)
FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND DECEMBER 3, 1995

               [LETTERHEAD OF PRICE WATERHOUSE LLP APPEARS HERE]

                       REPORT OF INDEPENDENT ACCOUNTANTS


February 7, 1997

To the Board of Directors and Shareholders of Gannett Co., Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Multimedia Entertainment, Inc. (d.b.a. WLWT-TV), a subsidiary of Multimedia, Inc., at December 31, 1994 and December 3, 1995, and the results of its operations and its cash flows for the year ended December 31, 1994 and the period from January 1, 1995 through December 3, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

On December 4, 1995 Multimedia Entertainment, Inc. (d.b.a. WLWT-TV) and its parent company were acquired by Gannett Co., Inc.

/s/ Price Waterhouse LLP

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
BALANCE SHEETS
(in thousands, except share data)
-------------------------------------------------------------------------------

                                                    December 31,   December 3,
                                                        1994           1995
                                                    -------------  ------------
ASSETS
Current assets
 Cash                                                  $    14       $    14
 Accounts receivable, net of allowance for
  doubtful accounts of $300 and $350                     5,159         6,904
 Program rights                                          1,125         1,272
 Prepaid expenses and other current assets                 256            24
                                                       -------       -------
    Total current assets                                 6,554         8,214

 Intercompany receivable from Parent                    19,533        19,741

 Property and equipment, net                             6,654         6,158

 Goodwill                                                2,614         2,614
   Less accumulated amortization                        (1,227)       (1,287)
                                                       -------       -------
                                                         1,387         1,327
                                                       -------       -------
                                                       $34,128       $35,440
                                                       =======       =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
 Accounts payable                                      $   265       $   543
 Accrued expenses                                        1,071         1,533
 Program rights payable                                  1,206         1,381
 Income tax payable to Parent                            1,627           852
                                                       -------       -------
    Total current liabilities                            4,169         4,309

Deferred tax liability to Parent                           238           238

Commitments and contingencies

Shareholder's equity
 Common stock, $1,000 par value, 1 share
   authorized, issued and outstanding                        1             1
 Retained earnings                                      29,720        30,892
                                                       -------       -------
    Total shareholder's equity                          29,721        30,893
                                                       -------       -------
                                                       $34,128       $35,440
                                                       =======       =======

  The accompanying notes are an integral part of these financial statements.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
STATEMENTS OF OPERATIONS
(in thousands)
-------------------------------------------------------------------------------

                                                                    For the
                                                                  period from
                                                    For the     January 1, 1995
                                                   year ended       through
                                                  December 31,    December 3,
                                                      1994           1995
                                                  ------------  ---------------
Revenues, net                                          $24,360          $25,546

Expenses
 Station operating expenses                             15,997           16,800
 Amortization of program rights                          1,536            1,428
 Depreciation and amortization                           1,135            1,037
                                                       -------          -------
                                                        18,668           19,265

Station operating income                                 5,692            6,281

 Corporate general and administrative expenses           1,858            4,222
                                                       -------          -------

Operating income                                         3,834            2,059

 Other income (expense), net                                15              (35)
                                                       -------          -------

Income before taxes                                      3,849            2,024

 Provision for income taxes                              1,627              852
                                                       -------          -------

Net income                                               2,222            1,172

Retained earnings at beginning of period                27,498           29,720
                                                       -------          -------

Retained earnings at end of period                     $29,720          $30,892
                                                       =======          =======

   The accompanying notes are an integral part of these financial statements.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
STATEMENTS OF CASH FLOWS
(in thousands)
--------------------------------------------------------------------------------

                                                                     For the
                                                                   period from
                                                     For the     January 1, 1995
                                                   year ended        through
                                                  December 31,     December 3,
                                                      1994             1995
                                                  -------------  ---------------
Cash flows from operating activities
 Net income                                            $ 2,222          $ 1,172
 Adjustments to reconcile net income to net
  cash provided by operating activities
    Depreciation                                         1,070              977
    Amortization of intangibles                             65               60
    Amortization of program rights                       1,536            1,428
    Payments on program rights payable                  (1,616)          (1,403)
    Provision for bad debts                                105              152
    Loss on disposition of property and equipment           15               35
    Changes in operating assets and liabilities
      (Increase) in accounts receivable                   (834)          (1,897)
      (Increase) decrease in other assets                 (382)             235
      Increase in accounts payable                          58              278
      Increase (decrease) in accrued expenses             (148)             462
      (Decrease) in income tax payable to Parent             -             (775)
                                                       -------          -------
    Net cash provided by operating activities            2,091              724

Cash flows used in investing activities
 Purchases of property and equipment, net                 (950)            (516)

Cash flows used in financing activities
 Net funds remitted to Parent                           (1,149)            (208)
                                                       -------          -------
 Net decrease in cash                                       (8)               -

Cash at beginning of period                                 22               14
                                                       -------          -------
Cash at end of period                                  $    14          $    14
                                                       =======          =======
Supplemental cash flow information
 Program rights acquired through the
  assumption of program rights payable                 $ 1,514          $ 1,522
                                                       =======          =======

  The accompanying notes are an integral part of these financial statements.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Multimedia Entertainment, Inc., a wholly-owned subsidiary of Multimedia, Inc. (Multimedia or the Parent), is the licensee of and owns and operates the NBC affiliate television broadcast station WLWT-TV in Cincinnati, Ohio (WLWT or the Station). The Station's principal business is the airing of network programming and the production of local news and entertainment programming, and the sale of advertising time during such programming to local, regional and national advertisers.

     Effective December 4, 1995, the Station and its Parent were acquired by Gannett Co., Inc. (Gannett). As a result, the accompanying financial statements have been prepared through the date of the acquisition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     Advertising revenues, net of agency and national representatives' commissions, are recognized in the period during which the time spots are aired.

     CONCENTRATION OF CREDIT RISK
     A significant portion of the Station's accounts receivable is due from local, regional and national advertising agencies.

     PROGRAM RIGHTS AND PROGRAM RIGHTS PAYABLE
     Program rights, primarily in the form of syndicated programs, represent amounts paid or payable to program suppliers for the limited right to broadcast the suppliers' programming and are recorded when available for use. Program rights are amortized over the lives of the underlying contracts using either the straight-line or per-play method, whichever is greater. Program rights expected to be amortized within one year are classified as current.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Program rights payable represent the gross amounts to be paid to program suppliers over the life of the contracts. Program rights payable at December 31, 1994 and December 3, 1995 are carried at amounts which approximate fair value based on the short-term maturities. The portion of program rights payable within one year is classified as current.

     PROGRAM BARTER TRANSACTIONS
     The Station barters advertising time for certain program rights. These transactions are recorded at the estimated fair value of the program rights received or the advertising time rendered, whichever is more readily available. Revenue is recognized when advertisements are aired; expenses are recognized when the program rights are broadcast.

     PROPERTY AND EQUIPMENT
     Property and equipment is stated on the basis of cost or estimated fair value at the date of acquisition. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

          Building and improvements                25-30 years
          Leasehold improvements                   Remaining life of the lease
          Broadcast equipment                      5 years
          Furniture and fixtures                   7 years

     GOODWILL
     Goodwill represents the excess purchase price over the net assets acquired and is being amortized on a straight-line basis over forty years.

     INCOME TAXES
     The Station's operating results are included in the consolidated tax returns of the Parent. Income tax expense has been allocated by the Parent by applying the statutory rates to the Station's pre-tax income. Deferred tax assets and liabilities are allocated by the Parent based on the estimated future tax effects of differences between financial reporting and tax bases of the Station's assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):


                                           December 31,   December 3,
                                               1994           1995
                                           -------------  ------------
    Land and improvements                      $    429      $    429
    Building and leasehold improvements           3,753         3,760
    Broadcast equipment                          13,863        13,590
    Furniture and fixtures                        3,217         3,178
                                               --------      --------
                                                 21,262        20,957
    Less accumulated depreciation               (14,761)      (14,882)
                                               --------      --------
                                                  6,501         6,075
    Construction in progress                        153            83
                                               --------      --------
                                               $  6,654      $  6,158
                                               ========      ========

4.   ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                                            December 31,  December 3,
                                                1994         1995
                                            ------------  -----------
     Vacation                                    $  369       $  366
     Music license fees                             204          199
     Salaries and employee benefits                 333          624
     Other                                          165          344
                                               --------      --------
                                                 $1,071       $1,533
                                               --------      --------

5.   EMPLOYEE BENEFIT PLANS

     PENSION PLANS
     The Parent has a noncontributory pension plan which covers substantially all non-union employees of the Station who meet age and service requirements. The pension plan provides defined benefits that are based on years of credited service, average compensation and the primary social security benefits. Expenses of this plan related to WLWT have been allocated by the Parent to the Station through the intercompany account and were insignificant for 1994 and 1995.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Pension Plan for Hourly-Rated Employees of Multimedia Entertainment, Inc. is a defined benefit plan which provides benefits to eligible union employees of WLWT. As of the latest actuarial valuation date (January 1, 1995) the accumulated benefit obligation exceeded the fair value of plan assets by $248,478. The pension obligation has been reflected in the accompanying financial statements in accrued expenses. The following table sets forth the amounts recognized as pension expense in the Station's financial statements for the year ended December 31, 1994, and for the period from January 1, 1995 through December 3, 1995 (in thousands):


                                                          1994    1995
                                                          ----    ----

      Service cost                                        $ 14    $ 16
      Interest cost                                         57      67
      Actual return on plan assets                          26     (58)
      Other components                                     (74)      9
                                                          ----    ----
      Net pension expense                                 $ 23    $ 34
                                                          ====    ====


     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8% in 1994 and 1995. The expected long-term rate of return on assets was 8% in 1994 and 1995.

     THRIFT PLAN

     The Parent has a salary deferral thrift plan for all eligible employees. The Parent and the Station match contributions by employees up to 2% of their salaries. Expenses allocated by the Parent were approximately $37,000 and $39,000, respectively, for the year ended December 31, 1994 and the period from January 1, 1995 through December 3, 1995.


6.   RELATED PARTY TRANSACTIONS

     Corporate general and administrative expenses are allocated through the intercompany account to the Station by the Parent. Such costs consist of corporate management and administrative salaries, interest, and other costs related to corporate overhead. These costs are allocated to the Station each year based on the relative revenue at the Station compared to the Parent's consolidated revenues, which management believes is a reasonable method of allocation. Amounts allocated are not necessarily indicative of the costs which would be required to operate the Station on a stand-alone basis.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Excess cash on hand at the Station is transferred through the intercompany account to the Parent on a daily basis. The Station does not record interest income on these amounts.

     During the year ended December 31, 1994 and the period from January 1, 1995 through December 3, 1995, the Station paid approximately $775,000 and $500,000, respectively, for program rights purchased from the Parent.


7.   COMMITMENTS AND CONTINGENCIES

     The Station leases the building used in its operations. Future minimum annual payments due under this noncancellable operating lease as of December 3, 1995 are as follows (in thousands):

                      1996    $19
                      1997     19
                      1998     13

     Total rent expense, including the noncancellable operating leases, was $19,260 and $17,655 for the year ended December 31, 1994 and for the period from January 1, 1995 through December 3, 1995, respectively.

     The Station has several employment contracts with certain talent of the Station which expire in twelve to eighteen months. The Station has committed to pay approximately $1.3 million in 1996 on these contracts.

     At December 3, 1995, the Station has executed contracts for film broadcast rights totaling approximately $1.3 million. As the broadcast license period has not yet begun, the asset and related liability are not recorded as of December 3, 1995.

     The Station is party to various legal proceedings. In the opinion of management, all such matters are adequately covered by insurance or if not so covered involve amounts that would not have a significant effect on the financial position or results of operations of the Station if disposed of unfavorably.

MULTIMEDIA ENTERTAINMENT, INC.
D.B.A. WLWT-TV
(a subsidiary of Multimedia, Inc.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.   SUBSEQUENT EVENTS

     On December 4, 1995, the Station and its Parent were acquired by Gannett Co., Inc.

     On November 20, 1996, Argyle Television, Inc. (Argyle) entered into an asset exchange agreement with Gannett to exchange WLWT and KOCO-TV, Gannett's ABC affiliate in Oklahoma City, Oklahoma, for Argyle's WZZM-TV, the ABC affiliate television station in Grand Rapids, Michigan, and WGRZ-TV, the NBC affiliate television station in Buffalo, New York, and certain other consideration. This transaction became effective on January 31, 1997.

b. Pro Forma Financial Information


                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


   The unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 1996 and the unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of December 31, 1996 (collectively, the "Pro Forma Statements") have been prepared as if the acquisition of the Arkansas Stations and the Clear Channel Venture and the Gannett Swap transactions had been completed in the case of the statement of operations as of the beginning of the period presented and as of December 31, 1996 in the case of the balance sheet data. The acquisitions of the Stations and the Clear Channel Venture and the Gannett Swap transactions are accounted for using the purchase method of accounting. The Pro Forma Statements presented herein are not necessarily indicative of the Company's financial condition or results of operations that might have occurred had such transactions been completed at the beginning of the period indicated or as of the date specified and do not purport to indicate the Company's consolidated financial position or results of operations for any future date or period.


                         INDEX TO PRO FORMA STATEMENTS


Argyle Television, Inc.

Pro Forma Statement of Operations for the Year Ended
     December 31, 1996 (Unaudited).....................................
Pro Forma Balance Sheet as of December 31, 1996 (Unaudited)............

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

                                             Arkansas
                                             January 1                         Clear Channel
                              Historical    to May 31,     Acquisition            Venture         Gannett Swap      The Company
                                  (a)          1996        Adjustments          Adjustments       Adjustments        Pro Forma
                              ----------    ----------     -----------          -----------       ------------      -----------
Total revenues                  $  73,294        $3,462                          ($1,843) (f)         $ 8,597 (g)    $  84,243
                                                                                     733  (b)

Station operating expenses         37,639         2,677            (459) (b)      (1,973) (b)(f)        5,475 (g)       41,772
                                                                                                       (1,587)(b)
Amortization of program
 rights                             4,725            88                                                   412 (d)        5,225
Depreciation and
 amortization                      23,965                         1,198  (c)                              912 (c)       26,075
                                ---------------------------------------           ------               ------         --------
Station operating income            6,965           697            (739)             863                3,385           11,171

Corporate general and
 administrative expenses            4,285                                                                                4,285
Non-cash compensation                 675                                                                                  675
                                ---------------------------------------           ------               ------         --------
Operating income (loss)             2,005           697            (739)             863                3,385            6,211

Interest expense, net              16,566                                                               1,553 (e)       18,119
                                ---------------------------------------           ------               ------         --------
Income (loss) from
 continuing operations           $(14,561)       $  697           $(739)         $   863               $1,832         $(11,908)
                                =======================================          =======               ======         ========

See explanations on the following page.

(a) Includes the results of operations of the Company, the results of WZZM, WAPT, KITV, WGRZ; the Arkansas Stations from June 1; WNAC from January 1 to June 30; and the Company's share of broadcast cash flows from the Clear Channel Venture from July 1.
(b) Reflects the elimination of certain expenses relating to employees who have either been terminated or will be terminated and not replaced and certain other expenses which would have been eliminated under the Company's management and transition plan.
(c) Reflects change in depreciation expense due to purchase accounting adjustments to equipment and buildings, net of depreciation already recorded in the historical financial statements. The estimated useful lives used for equipment range from 5 to 25 years and the estimated useful life used for buildings range from 25 to 39 years.
(d) Reflects amortization of intangible assets resulting from purchase accounting adjustments, net of amortization already recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: FCC licenses and network affiliation agreements - 15 years; other intangibles -- 2 to 5 years
(e) Reflects interest expense recorded in conjunction with FASB Statement No. 119 relating to interest rate protection agreements, interest expense on the pro forma debt and the amortization of deferred financing costs over the period of the related financings.

                                                     1996
                                                    -------
THE NOTES AT AN INTEREST RATE OF 9.75%              $14,625
FAIR VALUE ADJUSTMENTS OF INTEREST RATE
PROTECTION AGREEMENTS -- NON-CASH                    (1,151)
AMORTIZATION OF DEFERRED FINANCING COSTS                988
BANK CREDIT AGREEMENT AT AN ASSUMED
INTEREST RATE OF 8.5%, NET OF INTEREST
INCOME                                                3,657
                                                    -------
                                                    $18,119
                                                    =======

(f) Reflects the inclusion of the Company's share of WNAC/WPRI broadcast cash flow in miscellaneous revenues.

(g) Reflects the inclusion of WLWT and KOCO and the exclusion of WZZM and WGRZ results of operations from the beginning of the period.

                            ARGYLE TELEVISION, INC.
                UNAUDITED PRO FORMA  CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                       THE COMPANY       GANNETT                           THE COMPANY
                                        HISTORICAL       SWAP (a)       ADJUSTMENTS          PRO FORMA
                                       -----------       --------       -----------         ----------
ASSETS
Current assets:
   Cash and cash
      equivalents                      $    949          $    (213)                             $    736

   Accounts receivable, net              14,937              1,284                                16,221
   Barter program rights                  5,912             (3,481)                                2,431
   Program rights                         3,934                491                                 4,425
   Other                                  1,895             18,963       (19,195)  (d)             1,663
                                       -----------------------------------------                --------
Total current assets                     27,627             17,044       (19,195)                 25,476

Property, plant, and equipment, net      39,213              7,439         3,306   (b)            49,958

Intangible assets, net                  231,855            (41,079)       66,190   (b)           256,966

Other:
   Deferred acquisition
     and financing costs, net             5,788                             (504)  (c)             5,284

   Barter program rights,
     noncurrent                           5,333             (4,068)                                1,265
   Program rights,
     noncurrent                           3,580               (752)                                2,828
   Other assets                          15,212                (16)                               15,196
                                       -----------------------------------------                --------
Total assets                           $328,608          $ (21,432)     $ 49,797                $356,973
                                       =========================================                ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                    $  1,001          $     736                              $  1,737
   Accrued liabilities                    5,612              8,181        (7,499)  (d)             6,794
                                                                             500   (b)
   Barter program rights
     payable                              6,776             (3,351)                                3,425
   Program rights payable                 4,251                 35                                 4,286
   Other current
     liabilities                            868                (85)         (464)  (b)               319
                                       -----------------------------------------                --------
Total current liabilities                18,508              5,516        (7,463)                 16,561

Barter program rights payable,
  noncurrent                              5,333             (4,050)                                1,283
Program rights payable, noncurrent        3,610               (525)                                3,085
Other liabilities                           505              7,511        (7,553)  (d)               463

Long-term debt, net                     171,500                           20,000   (c)           191,500

Stockholders' equity:
   Common stock                             114                501          (501)  (e)               114
   Preferred stock (less
     than $.1million)                         -
   Additional
     paid-in-capital                    159,455            122,360      (122,360)  (e)           159,455

   Retained earnings
     (deficit)                          (30,417)            30,788       (15,859)  (e)           (15,488)
                                       -----------------------------------------                --------
Total stockholders' equity              129,152            153,649      (138,720)                144,081

Total liabilities and
  stockholders' equity                 $328,608          $ 162,101     $(133,736)               $356,973
                                       =========================================                ========


See explanations on the following page.

(a) Reflects the inclusion of WLWT and KOCO and the exclusion of WZZM and WGRZ 12/31/96 balance sheet amounts.
(b) Reflects the Gannett Swap. The Swap was accounted for using the purchase method of accounting. The Company has not yet determined the final allocation of the purchase price and accordingly, the amounts shown below may differ from the amounts ultimately determined.

    The preliminary pro forma allocation is as follows:

       Purchase price and estimated
        acquisition costs                 $ 208,180
       Less historical net assets          (138,720)
                                          ---------
       Excess to be allocated             $  69,460
                                          =========

       Allocation of excess purchase
        price based on preliminary
        estimated values:

       Property, plant and equipment      $   3,306
       Intangible assets                     66,190
       Due from Gannett for working
        capital, net                            464
       Accrued liabilities                     (500)
                                          ---------
                                          $  69,460
                                          =========
(c)  Gannett Swap purchase price is as
     follows:

       Borrowings under the Bank Credit
        Agreement                         $  20,000
       Deferred acquisition costs               504
       FMV of station assets given up
        (WZZM/WGRZ)                         187,676
                                          ---------
                                          $ 208,180
                                          =========

(d) Reflects the elimination of intercompany balances and/or a deferred tax liability not acquired in the transaction.

(e) Reflects the elimination of the remaining historical capital structure of the Gannett Stations.

     c.   Exhibits.
          --------

          10.1 Asset Exchange Agreement, by and among Combined Communications Corporation of Oklahoma, Inc., Multimedia Entertainment, Inc., WZZM Argyle Television, Inc., Grand Rapids Argyle Television, Inc., WGRZ Argyle Television, Inc. and Buffalo Argyle Television, Inc. dated November 20, 1996 (the "Exchange Agreement") incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K dated November 20, 1996.

         *10.2 Amendment No. 1 to the Exchange Agreement dated as of January 28, 1997.

         *20    Press Release issued January 31, 1997.

          23    Consent of Independent Accountants


________________________
* filed previously

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ARGYLE TELEVISION, INC.


Dated:  April 15, 1997        By: /s/ Dean H. Blythe
                                 ----------------------------------------------
                                         Dean H. Blythe, Vice President,
                                         Secretary and General Counsel

                                 EXHIBIT INDEX


Exhibit
Number                           Description                                          Page
--------                         -----------                                          ----
 10.1   Asset Exchange Agreement, by and among Combined Communications
        Corporation of Oklahoma, Inc., Multimedia Entertainment, Inc., WZZM
        Argyle Television, Inc., Grand Rapids Argyle Television, Inc., WGRZ
        Argyle Television, Inc. and Buffalo Argyle Television, Inc. dated
        November 20, 1996 (the "Exchange Agreement") incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K dated November 20,
        1996.

*10.2   Amendment No. 1 to the Exchange Agreement dated as of January 28, 1997.

*20     Press Release issued January 31, 1997.

 23     Consent of Independent Accountants





______________________
* filed previously